Exhibit 32.2

Certification of
Chief financial Officer

OF SABINE OIL & GAS CORPORATION
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q of Sabine Oil & Gas Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael D. Magilton, Jr.,  Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2015	/s/ Michael D. Magilton, Jr.
Michael D. Magilton, Jr.
Senior Vice President and Chief Financial Officer